SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2018

Globe Photos, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55370	27-0746744
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6445 South Tenaya Way, B-130 Las Vegas, Nevada 89113
(Address of principal executive offices)

Registrant’s telephone number, including area code: 702-722-6113

_____________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

SECTION 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

From July 2018 to October 24, 2018, we executed Convertible Promissory Notes (the “Notes”) in the aggregate principal amount of $3,156,756 to several accredited investors. The proceeds of the Notes are to be used in connection with our payment obligations under the asset purchase agreement we signed with Photo File, Inc. and for our general working capital purposes.

The Notes bear interest at a rate of 10% per annum and are secured by certain archival images. The Notes and accrued interest are convertible at the option of the noteholder into our common stock at $0.10 per share, but will mandatorily convert to common stock at the same price upon an uplist to a national exchange and will have piggyback registration rights to register the shares of common stock underlying the conversion of the Notes.

The foregoing description of the Notes does not purport to be complete and is qualified in its entirety by reference to Form of Promissory Note, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

SECTION 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated by reference in this Item 2.03.

SECTION 3 – Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities

The information provided in Item 1.01 is incorporated by reference in this Item 3.02.

The Notes were issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

SECTION 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

Exhibit	Description
10.1	Form of Promissory Note

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Globe Photos, Inc.

/s/ Stuart Scheinman

Stuart Scheinman
Chief Executive Officer

Date: October 26, 2018

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